UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 1, 1997
                                                --------------------------------


                           MONTEREY HOMES CORPORATION
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             (Exact name of registrant as specified in its charter)



     Maryland                         1-9977                    86-0611231
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(State or other jurisdiction       (Commission               (IRS Employer
 of incorporation)                 File Number)              Identification No.)



6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona             85250
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 (Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code   (602) 998-8700
                                                    ----------------------------



                                      NONE
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         (Former name or former address, if changed since last report.)

Item 2.      Acquisition or Disposition of Assets.

         On May 29, 1997, Monterey Homes Corporation ("Monterey") signed a definitive agreement with Legacy Homes, Ltd., Legacy Enterprises, Inc., and John Landon and Eleanor Landon (together, the "Legacy Entities"), to acquire substantially all of the assets of Legacy Homes, Ltd. and Legacy Enterprises, Inc. and a related mortgage banking business. The transaction was effective as of July 1, 1997.

         The consideration for the assets and stock acquired consisted of $1,581,685 in cash (paid out of working capital and subject to final accounting adjustments), 666,667 shares of Monterey common stock and deferred contingent payments for the four years following the close of the transaction. The deferred contingent payments will be equal to 12% of the pre-tax income of Monterey and 20% of the pre-tax income of the Texas division of Monterey. In no event will the total of the deferred contingent payments exceed $15 million. In addition, Monterey assumed substantially all the liabilities of the Legacy Entities, including indebtedness that was incurred prior to the closing of the transactions to fund distributions to the shareholders of Legacy Homes that reduced its book value to less than $200,000.

         The assets purchased from the Legacy Entities principally consist of real property and other residential home building assets located in the Dallas/Ft. Worth, Houston and Austin metropolitan areas. Monterey will continue the operations of the Legacy Entities.

         In connection with the transactions, John Landon has entered into a four-year employment agreement with Monterey pursuant to which he has been appointed Chief Operating Officer and Co-Chief Executive Officer of Monterey, and President and Chief Executive Officer of Monterey's newly acquired Texas operations. Mr. Landon has also been granted an option to purchase 166,667 shares of Monterey's common stock, exercisable in equal annual increments over three years, commencing July 1, 1998. In addition, Monterey has agreed to use reasonable best efforts to cause Mr. Landon to be elected to its Board of Directors.

         Monterey officials believe that actual 1997 revenues, factoring in the Legacy acquisition, could reach $150 million, and earnings could reach $10 million, or approximately $1.61 per share. Company officials also estimate that pro forma 1997 revenues (giving effect to the transaction as if it had occurred on January 1, 1997) could reach $200 million.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical in nature are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties
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
include such factors as the strength and competitive pricing environment of the single-family housing market, changes in the availability and pricing of residential mortgages, changes in the availability and pricing or real estate in the markets in which Monterey operates, demand for and acceptance of Monterey's products, the success of planned marketing and promotional campaigns, the ability of Monterey and acquisition candidates, including the Legacy Entities, to successfully integrate their operations, and other factors identified in
Exhibit 99.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)               Financial Statements                                                                Page

                           It is impractical to file the Report with the financial statements required by Item 7(a) of Form
                           8-K. Such statements will be filed by amendment as soon as completed and available, but in no event later than 60 days after the date from which this Report is required to be filed.

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

         (b)               Pro Forma Financial Information

                           It is impractical to file this Report with the pro forma financial information required by Item 7(b) of Form 8-K. Such information will be filed by amendment as soon as completed and available, but in no event later than 60 days after the date from which this Report is required to be filed.

         (c)               Exhibits


Exhibit No.                                  Description                                   Page
-----------                                  -----------                                   ----

     2                     Agreement of Purchase and Sale of Assets,                      Incorporated
                           dated as of May 29, 1997, by and among                         by reference
                           Monterey, Legacy Homes, Ltd., Legacy                           to Form 8-
                           Enterprises, Inc. and John and Eleanor Landon                  K/A, dated
                                                                                          June 18, 1997
     99                    Private Securities Litigation Reform Act of
                           1995 Safe Harbour Compliance Statement for
                           Forward-Looking Statements

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
                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MONTEREY HOMES CORPORATION


Date: July 15, 1997                     By: /s/ Larry W. Seay
                                           -------------------------------------
                                           Larry W. Seay
                                           Vice President of Finance and
                                                Chief Financial Officer
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